SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

GRATITUDE HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-170715	27-1517938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11231 US Highway One

Suite 200

North Palm Beach, Fl. 33408

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (561) 227-2727

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, “we,” “us,” “our,” and the “Company” refers to Vapir Enterprises, Inc., a Nevada corporation and its subsidiaries, unless otherwise stated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Gratitude Health, Inc. (“Gratitude” or the “Company”) from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company’s management believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company’s pro forma financial statements and the related notes filed with this Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2019 (the “Closing Date”), Gratitude Health, Inc. (the “Company”) closed a financing transaction by entering into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited investor for purchase of a promissory note (the “Note” and with other notes issued under the Securities Purchase Agreement, the “Notes”) an aggregate principal amount of $275,000 and gross cash proceeds of $250,000 (out of an aggregate of up to $550,000 principal amount of Notes representing $1.10 of note principal for each $1.00 of proceeds which can be purchased in subsequent closings in minimum amounts of $25,000). The Notes are convertible into common stock of the Company at a $0.05 conversion price, which is subject to standard antidilution adjustments and price protection, whereby upon any issuance of securities of the Company at a price below $0.05, the conversion price of the Notes is adjusted to the new lower issuance price. The Notes have a term of one year from the date of issuance. The Securities Purchase Agreement contains customary and usual provisions for a transaction of this type including, but not limited to, representations and warranties by the Company regarding its business and financial condition and jurisdiction and choice of governing law in New York. Under the Securities Purchase Agreement, for three years from the closing date, each Purchaser that still owns outstanding Securities shall have the right to participate in any Subsequent Financing up to an amount equal to 100% of the Subsequent Financing, on the same terms, conditions and price provided for in the Subsequent Financing. The Purchasers also are granted piggyback registration rights on all future registration statements. During the Protection Period (as defined in the Securities Purchase Agreement), there are prohibitions limiting the ability to issue any variable rate debt or equity instruments (or enter into an agreement which has a variable rate feature for the purchase price of any such instrument) and for so long as there Shares outstanding, the investors holders have most favored nations protection for future issuances of securities as well as there being certain prohibitions against issuance of indebtedness by the Company. The Company shall also reserve the number of shares of stock at all times for issuance into which the Notes can be converted.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended and Regulation D, promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRATITUDE HEALTH, INC.

Date: March 13, 2019	By:	/s/ Roy G. Warren
Roy G. Warren,
Chairman and CEO

3